UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2021 (May 30, 2021)

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 731-2265

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	ONB	The NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On May 30, 2021, Old National Bancorp, an Indiana corporation (“Old National”), and First Midwest Bancorp, Inc., a Delaware corporation (“First Midwest”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, First Midwest and Old National will merge (the “Merger”), with Old National as the surviving corporation in the Merger. Following the Merger, First Midwest Bank, an Illinois state-charted bank and a wholly-owned subsidiary of First Midwest (“First Midwest Bank”), and Old National Bank, a national banking association and a wholly-owned subsidiary of Old National (“Old National Bank”) will merge (the “Bank Merger”), with Old National Bank as the surviving bank in the Bank Merger. The Merger Agreement was unanimously approved and adopted by the board of directors of each of Old National and First Midwest.

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of First Midwest (“First Midwest Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by First Midwest or Old National, will be converted into the right to receive 1.1336 shares (the “Exchange Ratio”) of common stock, no par value per share, of Old National (“Old National Common Stock”).  Holders of First Midwest Common Stock will receive cash in lieu of fractional shares.

At the Effective Time, (i) each share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value per share, of First Midwest outstanding immediately prior to the Effective Time will be converted into the right to receive one share of a newly created series of preferred stock of Old National having terms that are not materially less favorable than the First Midwest Series A preferred stock and (ii) each share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C, no par value per share, of First Midwest outstanding immediately prior to the Effective Time will be converted into the right to receive one share of a newly created series of preferred stock of Old National having terms that are not materially less favorable than the First Midwest Series C preferred stock.

In addition, at the Effective Time, each outstanding First Midwest equity award granted under First Midwest’s equity compensation plans will be converted into a corresponding award with respect to Old National Common Stock, with the number of shares underlying such award adjusted based on the Exchange Ratio. Each such converted Old National equity award will continue to be subject to the same terms and conditions as applied to the corresponding First Midwest equity award, except that in the case of First Midwest performance share awards, the number of shares underlying the converted Old National equity awards will be adjusted based on the number of shares underlying the First Midwest performance share awards immediately prior to the Effective Time that would be earned assuming the achievement of the applicable performance goals based on the higher of target performance and actual performance, with such awards continuing to vest after the Effective Time solely based on continued service, subject to no performance conditions.  Each hypothetical First Midwest Common Stock investment credited under the First Midwest Bancorp, Inc. Deferred Compensation Plan for Nonemployee Directors, the First Midwest Bancorp, Inc. Nonqualified Stock Option Gain Deferral Plan or the First Midwest Bancorp, Inc. Nonqualified Retirement Plan that is unsettled immediately prior to the Effective Time will be assumed and converted into a hypothetical Old National Common Stock deemed investment based on the Exchange Ratio.

The Merger Agreement also provides, among other things, that effective as of the Effective Time, (i) Michael L. Scudder will serve as Executive Chairman of the board of directors of the surviving corporation for a term of two (2) years and thereafter will serve as a consultant for a term of one (1) year, (ii) James C. Ryan III will serve as the Chief Executive Officer and as a member of the board of directors of the surviving corporation and will serve as the Chief Executive Officer and as Chairman of the board of directors of the surviving bank, (iii) Mark G. Sander will serve as the President and Chief Operating Officer of the surviving corporation and surviving bank and as a member of the board of directors of the surviving bank, (iv) James A. Sandgren will serve as the Chief Executive Officer, Commercial Banking of the surviving corporation and surviving bank and as a member of the board of directors of the surviving bank, and (v) Rebecca S. Skillman (or another independent member from the board of directors of Old National, designated by Old National) will serve as the lead independent director of the board of the directors of the surviving corporation. In addition, the board of directors of the surviving corporation will be comprised of sixteen (16) directors, of which eight (8) will be former members of the board of directors of Old National designated by Old National, including James C. Ryan III, and eight (8) will be former members of the board of directors of First Midwest designated by First Midwest, including Michael L. Scudder.  The Merger Agreement provides that the headquarters of the surviving corporation and the main office of the surviving bank will be located in Evansville, Indiana and the name of the surviving corporation and surviving bank will be Old National Bancorp and Old National Bank, respectively. The Commercial Banking and Consumer Banking operations of the surviving bank will be headquartered in Chicago, Illinois. Effective as of the Effective Time, the bylaws of Old National will be amended to reflect the foregoing and certain related governance matters.  In connection with the completion of the Merger, Old National will propose to amend its articles of incorporation to increase the number of authorized shares of Old National Common Stock from 300 million to 600 million (the “Articles Amendment”).

The Merger Agreement contains customary representations and warranties from both Old National and First Midwest, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) its obligations to call a meeting of its shareholders and stockholders, respectively, to adopt the Merger Agreement and, subject to certain exceptions, to recommend that its shareholders and stockholders, respectively, adopt the Merger Agreement, and (iii) its non-solicitation obligations relating to alternative acquisition proposals. Old National and First Midwest have also agreed to use their reasonable best efforts to prepare and file all applications, notices and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement.

The completion of the Merger is subject to customary conditions, including (i) adoption of the Merger Agreement by Old National’s shareholders, (ii) adoption of the Merger Agreement by First Midwest’s stockholders, (iii) authorization for listing on the NASDAQ Stock Market LLC of the shares of Old National Common Stock to be issued in the Merger as well as shares of the newly created series of Old National preferred stock (or depositary shares in respect thereof), (iv) receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency, without the imposition of any condition or restriction that would be reasonably expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the Merger and the Bank Merger, (v) effectiveness of the registration statement on Form S-4 for the Old National Common Stock and the newly created series of Old National preferred stock (or depositary shares in respect thereof) to be issued in the Merger, (vi) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger, the Bank Merger or any of the other transactions contemplated by the Merger Agreement or making the completion of the Merger, the Bank Merger or any of the other transactions contemplated by the Merger Agreement illegal and (vii) the execution of a bank merger agreement providing for the Bank Merger by Old National Bank and First Midwest Bank. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement and (c) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both Old National and First Midwest and further provides that a termination fee of $97 million will be payable by either Old National or First Midwest, as applicable, upon termination of the Merger Agreement under certain circumstances.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Old National or First Midwest, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Old National, First Midwest, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a joint proxy statement of Old National and First Midwest and a prospectus of Old National, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that each of Old National and First Midwest makes with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, Old National entered into letter agreements with each of Mr. James C. Ryan III and Mr. James A. Sandgren.  Except as provided therein, the letter agreements do not amend or change the executives’ existing employment agreements.  In the event that the Merger does not close, these letter agreements will be void ab initio.

The letter agreements provide that Mr. Ryan and Sandgren waive any right to claim that the Merger constitutes a Change in Control under their respective employment agreements. In his letter agreement, Mr. Ryan also agreed that his removal from the role as Chairman of the Board of the surviving corporation will not constitute Good Reason under his existing employment agreement so long as he is re-elected as Chairman of the Board on the second annual anniversary of the Merger. Similarly, Mr. Sandgren agreed that his removal from the role of President and Chief Operating Officer of the surviving corporation will not constitute Good Reason under his existing employment agreement. These waivers and agreements mean that Messrs. Ryan and Sandgren will not be entitled to severance compensation as a result of the corporate governance changes effected in connection with the Merger.

Pursuant to the letter agreements, Messrs. Ryan and Sandgren will be granted Integration Awards in the form of Performance Shares issued pursuant to Old National’s Amended and Restated 2008 Incentive Compensation Plan, as amended. Mr. Ryan’s and Mr. Sandgren’s Integration Awards are in the amount of 296,063 and 164,829 Performance Shares, respectively. The Integration Awards vest upon the surviving corporation achieving $109 million dollars in estimated cost savings from the Merger (the “Integration Performance Target”) during the twenty-four months following the Merger (the “Performance Period”).  Fifty percent (50%) of the Performance Shares underlying the Integration Awards will be payable upon achievement during the Performance Period of cost savings equal to a minimum of seventy-five percent (75%) of the Integration Performance Target. The remaining Performance Shares underlying the Integration Awards will be payable upon achievement of cost savings during the Performance Period between seventy-five percent (75%) of the Integration Performance Target and one hundred percent (100%) or more of the Integration Performance Target.  The Performance Shares payable for achievement of the Integration Performance Target between seventy-five percent (75%) and one hundred percent (100%) or more of the Integration Performance Target will be determined on a prorated, straight-line basis for achievement of results falling between the seventy-five percent (75%) and one hundred percent (100%) thresholds.  The Integration Awards have a one-year minimum vesting period. The letter agreements provide that if the Integration Performance Target is not achieved, Old National will not grant replacement awards.

The executives’ equity awards that are outstanding on the closing of the Merger and any unpaid portion of the Integration Awards will vest and be payable to the executive, if prior to the end of the Performance Period, there is (i) an early termination of service of the executive by the surviving corporation other than for Unacceptable Performance or Cause or (ii) a resignation by the executive for Good Reason (as such terms are defined in their respective employment agreements).

The executives’ existing equity awards and any unpaid portion of the Integration Awards will vest and be payable to the executive, if prior to the end of the Performance Period, there is (i) an early termination of service of the executive by the surviving corporation other than for Unacceptable Performance or Cause or (ii) a resignation by the executive for Good Reason (as such terms are defined in their respective employment agreements).

The foregoing description of the letter agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 30, 2021, by and between Old National Bancorp and First Midwest Bancorp, Inc.*

10.1	Letter Agreement, dated May 30, 2021, by and between Old National Bancorp and James C. Ryan III

10.2	Letter Agreement, dated May 30, 2021, by and between Old National Bancorp and James A. Sandgren

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

*
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed herewith include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to First Midwest’s and Old National’s beliefs, goals, intentions, and expectations regarding the proposed transaction, revenues, earnings, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward‐looking statements speak only as of the date they are made; First Midwest and Old National do not assume any duty, and do not undertake, to update such forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of First Midwest and Old National. Such statements are based upon the current beliefs and expectations of the management of First Midwest and Old National and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Midwest and Old National; the outcome of any legal proceedings that may be instituted against First Midwest or Old National; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of First Midwest and Old National to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Midwest and Old National do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate First Midwest’s operations and those of Old National; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; First Midwest’s and Old National’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Old National’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of First Midwest and Old National to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of First Midwest and Old National; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on First Midwest, Old National and the proposed transaction; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of First Midwest’s and Old National’s Annual Report on Form 10‐K for the year ended December 31, 2020, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of First Midwest’s and Old National’s Quarterly Report on Form 10‐Q for the quarter ended March 31, 2021, and in other reports First Midwest and Old National file with the U.S. Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

In connection with the proposed transaction, Old National will file a registration statement on Form S‑4 with the SEC. The registration statement will include a joint proxy statement of First Midwest and Old National, which also constitutes a prospectus of Old National, that will be sent to First Midwest’s and Old National’s shareholders seeking certain approvals related to the proposed transaction.

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  INVESTORS AND SECURITY HOLDERS OF FIRST MIDWEST AND OLD NATIONAL AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST MIDWEST, OLD NATIONAL AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about First Midwest and Old National, without charge, at the SEC’s website (http://www.sec.gov).  Copies of documents filed with the SEC by First Midwest will be made available free of charge in the “Investor Relations” section of First Midwest’s website, https://firstmidwest.com/, under the heading “SEC Filings.” Copies of documents filed with the SEC by Old National will be made available free of charge in the “Investor Relations” section of Old National’s website, https://www.oldnational.com/, under the heading “Financial Information.”

Participants in Solicitation

First Midwest, Old National, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC.  Information regarding First Midwest’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 13, 2021, and certain other documents filed by First Midwest with the SEC.  Information regarding Old National’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 8, 2021, and certain other documents filed by Old National with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 2, 2021

OLD NATIONAL BANCORP

By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
EVP, Chief Legal Counsel and Corporate Secretary